EXHIBIT 99.1

March 8, 2024

Data Storage Corporation Appoints Nancy M. Stallone and Uwayne A. Mitchell to its Board of Directors

MELVILLE, N.Y., March 08, 2024 (GLOBE NEWSWIRE) -- Data Storage Corporation (Nasdaq: DTST) (“DSC” and the “Company”), a provider of diverse business continuity solutions for disaster-recovery, cloud infrastructure, cyber-security, and IT services, today announced that it has appointed Nancy M. Stallone, CPA, and Uwayne A. Mitchell, Esq., to the Company’s Board of Directors. Ms. Stallone will also serve as a member of the Audit Committee.

“Nancy and Uwayne bring extensive experience within their respective fields, and we are delighted to welcome them to our board of directors,” commented Chuck Piluso, Chief Executive Officer of Data Storage Corporation. “Nancy has an impressive background in corporate finance, auditing and accounting, which we believe will be invaluable as we execute on our strategic growth initiatives, including international expansion as well as exploring accretive acquisition opportunities. Additionally, we believe Uwayne’s legal expertise, as well as his background in data privacy, cybersecurity and technology, will add tremendous value to our board and assist in furthering our growth. We remain committed to upholding the highest levels of corporate governance and look forward to their contributions as we continue to execute on our business model.”

Ms. Nancy Stallone is currently Corporate Treasurer and Assistant Corporate Secretary at Comtech Telecommunications Corp., a leading global technology company providing terrestrial and wireless network solutions, next-generation 9-1-1 emergency services, satellite and space communications technologies, and cloud native capabilities to commercial and government customers around the world. Prior to that role, she served as Vice President of Finance from September 2006 to June 2016 at Comtech. Before joining Comtech, Ms. Stallone served in key leadership financial positions including Vice President, Internal Audit at Atkins Nutritionals, Inc., a diet program provider, and Chief Financial Officer of North America for Techpack America, Inc., a division of Albéa Group, a global packaging manufacturer and wholesaler. Previously, Ms. Stallone was Senior Manager at the accounting firm Deloitte & Touche LLP, where she served a number of public and private companies in the manufacturing, distribution and service industries. Ms. Stallone is a Certified Public Accountant in New York State and holds a Bachelor of Science in Accounting from Long Island University and an Executive MBA from St. Joseph’s University, where she previously served as an adjunct professor in accounting.

Mr. Uwayne Mitchell currently serves as privacy counsel to Riskonnect Inc., providing privacy legal advice on business projects and initiatives. Previously, he served as counsel to the data privacy team at The Government Employees Insurance Company (GEICO). Prior to GEICO, he was an associate at the Law Office of Goldstein, Flecker & Hopkins. In 2005, upon graduation from New York Institute of Technology Mr. Mitchell worked at Data Storage Corporation as a computer technician. In 2009, he worked full-time at Data Storage Corporation in the daytime and attended law school at St. Johns Law School, evening division, at night. Mr. Mitchell holds a Juris Doctor from St. John’s University School of Law.

About Data Storage Corporation

Data Storage Corporation (Nasdaq: DTST) provides cloud infrastructure, disaster-recovery, cyber security, managed services, as well as voice & dedicated internet access. The Company’s technical assets and personnel operate throughout the United States and Canada providing support to a broad range of domestic and global clients, including Fortune 500 companies, across a wide range of industries, such as government, education, and healthcare. The Company focuses on the rapidly growing, multi-billion-dollar cloud infrastructure, cyber security and business continuity marketplace. Data Storage is an established and emerging growth leader in these markets. Additional information about the Company is available at: www.dtst.com and on X (@DataStorageCorp).

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward- looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward- looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Contact:

Crescendo Communications, LLC

212-671-1020

DTST@crescendo-ir.com